Exhibit 99.1

5551 Corporate Boulevard
Baton Rouge, LA 70808
Lamar Advertising Company Announces
Fourth Quarter and Year End 2007 Operating Results
Baton Rouge, LA — Wednesday, February 27, 2008 — Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter and the year ended December 31, 2007.
Fourth Quarter Results
Lamar reported net revenues of $304.9 million for the fourth quarter of 2007 versus $287.1 million for the fourth quarter of 2006, a 6.2% increase. Operating income for the fourth quarter of 2007 was $51.3 million as compared to $43.9 million for the same period in 2006. There were net earnings of $4.5 million for the fourth quarter of 2007 compared to net earnings of $7.1 million for the fourth quarter of 2006.
Adjusted EBITDA, which we refer to herein as EBITDA (defined as operating income before non-cash compensation, depreciation and amortization and gain on disposition of assets — see reconciliation to net income at the end of this release), for the fourth quarter of 2007 was $141.6 million versus $127.0 million for the fourth quarter of 2006, an 11.5% increase.
Free cash flow (defined as EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures — see reconciliation to cash flows provided by operating activities at the end of this release) for the fourth quarter of 2007 was $41.4 million as compared to $51.2 million for the same period in 2006, a 19.1% decrease.
Pro forma net revenue for the fourth quarter of 2007 increased 6.1% and pro forma EBITDA increased 11.3% as compared to the fourth quarter of 2006. Pro forma net revenue and EBITDA include adjustments to the 2006 period for acquisitions and divestitures for the same time frame as actually owned in the 2007 period. Tables that reconcile reported results to pro forma results and operating income to outdoor operating income are included at the end of this release.
Twelve Months Results
Lamar reported net revenues of $1.210 billion for the twelve months ended December 31, 2007 versus $1.120 billion for the same period in 2006, an 8.0% increase. Operating income for the twelve months ended December 31, 2007 was $227.8 million as compared to $189.8 million for the same period in 2006. EBITDA increased 12.0% to $558.3 million for the twelve months ended December 31, 2007 versus $498.5 million for the same period in 2006. There was net income of $46.2 million for the twelve months ended December 31, 2007 as compared to net income of $43.9 million for the same period in 2006.
Free Cash Flow for the twelve months ended December 31, 2007 was $152.1 million as compared to $149.0 million for the same period in 2006, a 2.1% increase.

Stock Repurchase Program
During the quarter ended December 31, 2007, the Company repurchased 934,906 shares of its Class A common stock for an aggregate purchase price of approximately $46.6 million. As of December 31, 2007, the Company had approximately $217 million of authorized repurchase capacity remaining under its repurchase program. Share repurchases under the program may be made on the open market or in privately negotiated transactions. The timing and amount of any shares repurchased is determined by Lamar’s management based on its evaluation of market conditions and other factors. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for future use for general corporate and other purposes.
Guidance
For the first quarter of 2008 the Company expects net revenue to be approximately $280 million. On a pro forma basis this represents an increase of approximately 2% over the same period in 2007.
Forward Looking Statements
This press release contains forward-looking statements, including the statements regarding guidance for the first quarter of 2008 and the Company’s ongoing stock repurchase plan. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others, (1) our significant indebtedness; (2) the continued popularity of outdoor advertising as an advertising medium; (3) the strength of the economy generally and the demand for advertising in particular; (4) the regulation of the outdoor advertising industry; (5) our need for and ability to obtain additional funding for acquisitions or operations; (6) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (7) the market for our Class A common stock and our management’s allocation of working capital to fund our stock repurchase program as opposed to other uses and (8) other factors described in the reports on Forms 10-K and 10-Q and the registration statements that we file from time to time with the SEC. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.
Use of Non-GAAP Measures
EBITDA, free cash flow, pro forma results and outdoor operating income are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”) and should not be considered alternatives to operating income, net loss, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that EBITDA, free cash flow, pro forma results and outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Our presentations of these measures may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included at the end of this release.

Conference Call Information
A conference call will be held to discuss the Company’s operating results Wednesday, February 27, 2008 at 10:00 a.m central time. Instructions for the conference call and Webcast are provided below:
Conference Call

All Callers:	1-334-323-9871 or 1-334-323-9872
Passcode:	Lamar

Replay:	1-877-919-4059
Passcode:	73711342
Available through Monday, March 3, 2008 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Monday, March 3, 2008 at 11:59 p.m. eastern time
General Information on Lamar
Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states and Puerto Rico, logo businesses in 19 states and the province of Ontario, Canada and approximately 69 transit advertising franchises in the United States, Canada and Puerto Rico.

Company Contact:	Keith A. Istre
Chief Financial Officer
(225) 926-1000
KI@lamar.com
LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006

Net revenues	$304,892	$287,143	$1,209,555	$1,120,091

Operating expenses (income)
Direct advertising expenses	102,724	100,387	408,397	390,561
General and administrative expenses	49,247	48,264	196,633	188,776
Corporate expenses	11,277	11,477	46,269	42,255
Non-cash compensation	5,734	5,694	27,488	17,906
Depreciation and amortization	86,059	78,388	306,879	301,685
Gain on disposition of assets	(1,408)	(968)	(3,914)	(10,862)

	253,633	243,242	981,752	930,321

Operating income	51,259	43,901	227,803	189,770

Other expense (income)
Gain on disposition of investment	—	—	(15,448)	—
Interest income	(1,552)	(332)	(2,598)	(1,311)
Interest expense	44,773	31,223	162,447	112,955

	43,221	30,891	144,401	111,644

Income before income tax expense	8,038	13,010	83,402	78,126
Income tax expense	3,565	5,862	37,185	34,227

Net income	4,473	7,148	46,217	43,899
Preferred stock dividends	92	92	365	365

Net income applicable to common stock	$4,381	$7,056	$45,852	$43,534

Earnings per share:
Basic earnings per share	$0.05	$0.07	$0.47	$0.42

Diluted earnings per share	$0.05	$0.07	$0.47	$0.42

Cash dividends declared per share of common stock	$—	$—	$3.25	$—

Weighted average common shares outstanding:
- basic	94,114,619	100,657,146	96,779,009	102,720,744
- diluted	94,822,323	101,467,443	97,553,907	103,495,522

OTHER DATA
Free Cash Flow Computation:
EBITDA	$141,644	$127,015	$558,256	$498,499
Interest, net	(41,974)	(29,976)	(155,262)	(106,851)
Current tax expense	(11,068)	(3,973)	(29,984)	(18,979)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures (1)	(47,089)	(49,760)	(220,534)	(223,350)

Free cash flow	$41,421	$51,160	$152,111	$148,954

(1)	See the capital expenditures detail included in this release for a breakdown by category.

	December 31,	December 31,
	2007	2006
Selected Balance Sheet Data:
Cash and cash equivalents	$76,048	$11,796
Working capital	155,229	119,791
Total assets	4,069,421	3,924,228
Total debt (including current maturities)	2,725,770	1,990,468
Total stockholders’ equity	$931,007	$1,538,533

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
Other Data:

Cash flows provided by operating activities	$108,865	$100,612	$354,469	$364,517
Cash flows used in investing activities	91,770	115,236	341,081	438,896
Cash flows provided by financing activities	36,428	19,698	39,277	66,973

Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$108,865	$100,612	$354,469	$364,517
Changes in operating assets and liabilities	(10,372)	(6,004)	24,637	5,555
Total capital expenditures	(47,089)	(49,760)	(220,534)	(223,350)
Preferred stock dividends	(92)	(92)	(365)	(365)
Other	(9,891)	6,404	(6,096)	2,597

Free cash flow	$41,421	$51,160	$152,111	$148,954

Reconciliation of EBITDA to Net income:
EBITDA	$141,644	$127,015	$558,256	$498,499
Less:
Non-cash compensation	5,734	5,694	27,488	17,906
Depreciation and amortization	86,059	78,388	306,879	301,685
Gain on disposition of assets	(1,408)	(968)	(3,914)	(10,862)

Operating Income	51,259	43,901	227,803	189,770

Less:
Gain on disposition of investment	—	—	(15,448)	—
Interest income	(1,552)	(332)	(2,598)	(1,311)
Interest expense	44,773	31,223	162,447	112,955
Income tax expense	3,565	5,862	37,185	34,227

Net income	$4,473	$7,148	$46,217	$43,899

	Three months ended
	December 31,
	2007	2006	% Change
Reconciliation of Reported Basis to Pro Forma (a) Basis:
Reported net revenue	$304,892	$287,143	6.2%
Acquisitions and divestitures	—	227

Pro forma net revenue	$304,892	$287,370	6.1%

Reported direct advertising and G&A expenses	$151,971	$148,651	2.2%
Acquisitions and divestitures	—	(120)

Pro forma direct advertising and G&A expenses	$151,971	$148,531	2.3%

Reported outdoor operating income	$152,921	$138,492	10.4%
Acquisitions and divestitures	—	347

Pro forma outdoor operating income	$152,921	$138,839	10.1%

Reported Corporate expenses	$11,277	$11,477	(1.7)%
Acquisitions and divestitures	—	75

Pro forma Corporate expenses	$11,277	$11,552	(2.4)%

Reported EBITDA	$141,644	$127,015	11.5%
Acquisitions and divestitures	—	272

Pro forma EBITDA	$141,644	$127,287	11.3%

(a)	Pro forma net revenues, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses, and EBITDA include adjustments to 2006 for acquisitions and divestitures for the same time frame as actually owned in 2007.

	Three months ended
	December 31,
	2007	2006
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor Operating income	$152,921	$138,492

Less: Corporate expenses	(11,277)	(11,477)
Non-cash compensation	(5,734)	(5,694)
Depreciation and amortization	(86,059)	(78,388)
Plus: Gain on disposition of assets	1,408	968

Operating income	$51,259	$43,901

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006
Capital expenditure detail by category
Billboards — traditional	$13,990	8,202	$68,664	$65,353
Billboards — digital	15,922	19,034	92,093	81,270
Logo	2,619	3,000	10,190	8,978
Transit	944	612	2,047	1,119
Land and buildings	9,039	16,097	31,463	34,384
Operating equipment	4,575	2,815	16,077	22,098
Storm reconstruction	—	—	—	10,148

Total capital expenditures	$47,089	$49,760	$220,534	$223,350